UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2024

Riot Platforms, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 Ambrosia Street, Suite 301

Castle Rock, CO 80109

(Address of principal executive offices)

(303) 794-2000

(Registrant’s telephone number, including area code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	RIOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events.

As previously reported, Riot Platforms, Inc. (“Riot”, the “Company”, “we”, “us”, “our”, etc.) entered into a Controlled Equity OfferingSM Sales Agreement, dated as of August 9, 2023 (the “Sales Agreement”), with Cantor Fitzgerald & Co., B. Riley Securities, Inc., BTIG, LLC, Roth Capital Partners, LLC, Compass Point Research & Trading, LLC, Northland Securities, Inc., Moelis & Company LLC, and Stifel Nicolaus Canada Inc. (each, a “Sales Agent”, and collectively, the “Sales Agents”). Pursuant to the Sales Agreement, we may offer and sell, at our option, an indeterminate number of shares of our common stock, no par value per share (“Common Stock”), through the Sales Agents, from time to time at prevailing market prices in an “at-the-market offering” within the meaning of Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including sales made to the public directly on or through the Nasdaq Capital Market and any other trading market for shares of our common stock.

On February 26, 2024, we filed a prospectus supplement with the Securities and Exchange Commission (the “SEC”) related to the Company’s effective Registration Statement on Form S-3ASR (File No. 333-259212) filed with the SEC on August 31, 2021 (the “Registration Statement”) to register the offer and sale of Common Stock pursuant to the Sales Agreement (the “Offering”) having an aggregate initial offering price of up to $750,000,000, (the “Placement Shares”).

On August 9, 2023, we filed a prospectus supplement (the “2023 Prospectus Supplement”) with the SEC related to the Registration Statement to register shares of Common Stock having an aggregate offering price of up to $750,000,000 (the “Prior Offering”). As of February 26, 2024, shares of Common Stock having an aggregate offering price of up to $700,573,772 have been sold under the 2023 Prospectus Supplement. In connection with the Offering, the Prior Offering pursuant to the 2023 Prospectus Supplement is terminated as of February 26, 2024, and no additional shares of Common Stock will be offered or sold under the Sales Agreement pursuant to the 2023 Prospectus Supplement.

Under the Sales Agreement, we may from time to time deliver placement notices to the Sales Agents designating the number of Placement Shares and the minimum price per share thereof to be offered. However, subject to the terms and conditions of the Sales Agreement, the Sales Agents are not required to sell any specific number or dollar amount of Placement Shares but will act as Sales Agent using their commercially reasonable efforts consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market. We or the Sales Agents may suspend the offering of Placement Shares by notifying the other party. The Offering will terminate upon proper notice by us and/or the Sales Agents or by mutual agreement.

We will pay the Sales Agents a commission of up to 3.0% of the gross sales price of the shares of the Placement Shares sold under the Sales Agreement, and we have also agreed to reimburse the Sales Agents for certain expenses under the Sales Agreement. We made certain customary representations, warranties and covenants concerning the Company and the Placement Shares in the Sales Agreement and also agreed to indemnify the Sales Agents against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, as set forth in the Sales Agreement.

The foregoing description of the Sales Agreement is a summary and is qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 9, 2023 and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 - Regulation FD Disclosure.

(d)Exhibits.

EXHIBIT INDEX

The following exhibits are filed or furnished herewith:

Exhibit No.	Description
1.1*

Controlled Equity OfferingSM Sales Agreement, dated as of August 9, 2023, by and among Riot Platforms, Inc. and the Sales Agents (incorporated by reference to Exhibit 1.1 of the Company’s Current Report on Form 8-K filed on August 9, 2023).

5.1	Opinion of counsel Lewis Roca Rothgerber Christie LLP.
23.1	Consent of Lewis Roca Rothgerber Christie LLP (contained in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and similar amendments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplement copies of any of the omitted schedules upon request by the SEC.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT PLATFORMS, INC.

By:	/s/ Colin Yee
Name:	Colin Yee
Title:	Chief Financial Officer

Date: February 26, 2024